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                                                                    Exhibit 99.3


                                PROXYMED, INC.
             UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                       THREE MONTHS ENDED MARCH 31, 2001


                                                                   MDP                         Pro Forma Adjustments    Pro Forma
                                                                                               ---------------------
                                           ProxyMed, Inc. (a)  Corporation (b)      Total       #       Dr. (Cr.)       Combined
                                           ------------------  ---------------   ------------  ---------------------  ------------
Net revenues                               $        8,402,900  $     1,706,800   $ 10,109,700  (1)            20,000  $ 10,089,700
                                           ------------------  ---------------   ------------                         ------------

Costs and expenses:
   Cost of sales                                    3,326,500        1,106,900      4,433,400  (1)           (20,000)    4,413,400
   Selling, general and adminstrative
    expenses                                        5,625,000          317,700      5,942,700                            5,942,700
   Depreciation and amortization                    3,019,800           25,000      3,044,800  (2)           799,000     3,837,300
                                                                                               (3)            (1,600)
                                                                                               (4)            (4,900)
                                           ------------------  ---------------   ------------                         ------------
                                                   11,971,300        1,449,600     13,420,900                           14,193,400
                                           ------------------  ---------------   ------------                         ------------

       Income (loss) from continuing
          operations                               (3,568,400)         257,200     (3,311,200)                          (4,103,700)

Other income (expense):
   Interest, net                                      101,200           (2,700)        98,500  (5)           122,500       (24,000)
                                           ------------------  ---------------   ------------                         ------------

       Income (loss) before income taxes           (3,467,200)         254,500     (3,212,700)                          (4,127,700)

Income tax benefit (expense)                                -                -              -                                    -
                                           ------------------  ---------------   ------------                         ------------

       Net income (loss)                           (3,467,200)         254,500     (3,212,700)                          (4,127,700)

Deemed dividends and other charges                  2,461,100                -      2,461,100                            2,461,100
                                           ------------------  ---------------   ------------                         ------------

       Net income (loss) applicable
         to common shareholders            $       (5,928,300) $       254,500   $ (5,673,800)                        $ (6,588,800)
                                           ==================  ===============   ============                         ============

Weighted average common shares
  outstanding                                      21,018,936                                                           21,018,936
                                           ==================                                                         ============

Basic and diluted loss per share of
  common stock from continuing operations  $           (0.28)                                                         $      (0.31)
                                           ==================                                                         ============
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(1) To eliminate intercompany revenues and cost of sales between ProxyMed and
    MDP.
(2) To record amortization of goodwill over 3 years related to the acquisition of MDP.
(3) To eliminate depreciation expense for fixed assets not acquired from MDP.
(4) To record reduction of depreciation expense based on allocation of purchase price to fixed assets acquired from MDP.
(5) To record interest expense on note payable issued for acquisition of MDP.


(a) This column is derived from the unaudited consolidated financial statements of ProxyMed, Inc. and subsidiaries for the three months ended March 31, 2001.
(b) This column is derived from the unaudited financial statements of MDP
    Corporation for the three months ended March 31, 2001. Amounts have been rounded to the nearest $100.